EXHIBIT 10(o)
Date: Mar 09, 2000	Contract No.: 104682

ETS SERVICE AGREEMENT

This AGREEMENT is entered into by ANR PIPELINE COMPANY (Transporter) and NORTH SHORE GAS COMPANY (Shipper).

WHEREAS, Shipper has requested Transporter to transport Gas on its behalf and Transporter represents that it is willing to transport Gas under the terms and conditions of this Agreement.

NOW, THEREFORE, Transporter and Shipper agree that the terms below, together with the terms and conditions of Transporter's applicable Rate Schedule and General Terms and Conditions of Transporter's FERC Gas Tariff constitute the transportation service to be provided and the rights and obligations of Shipper and Transporter.

1. AUTHORITY FOR TRANSPORTATION SERVICE:

(284B = Section 311; 284G = Blanket)

284G

2. RATE SCHEDULE: Enhanced Transportation Service (ETS)

3. CONTRACT QUANTITIES:

Primary Route - see Exhibit attached hereto.

Such Contract Quantities shall be reduced for scheduling purposes, but not for billing purposes, by the Contract Quantities that Shipper has released through Transporter's capacity release program for the period of any release.

4. TERM OF AGREEMENT:

Apr 01, 2000 to

Mar 31, 2003

5. RATES:

Maximum rates, charges, and fees shall be applicable for the entitlements and quantities delivered pursuant to this Agreement unless Transporter has advised Shipper in writing or by GEMStm that it has agreed otherwise. For example, Transporter and Shipper may agree that a specified discounted rate will apply: (a) only to certain specified firm service entitlements under this Agreement; (b) only if specified quantity levels are actually achieved under this Agreement (with higher rates, charges, and fees applicable to all quantities above those levels, or to all quantities under the Agreement if the specified levels are not achieved); (c) only to production reserves committed by the Shipper; (d) only during specified time periods; or (e) only to specified Receipt Points, Delivery Points, Mainline Area Segments, Supply Areas, transportation paths, or defined geographical areas; provided, however, that any such discounted rates set forth above shall be between the minimum and maximum rates applicable to the service provided under this Agreement.

It is further agreed that Transporter may seek authorization from the Commission and/or other appropriate body at any time and from time to time to change any rates, charges or other provisions in the applicable Rate Schedule and General Terms and Conditions of Transporter's FERC Gas Tariff, and Transporter shall have the right to place such changes in effect in accordance with the Natural Gas Act. This Agreement shall be deemed to include such changes and any changes which become effective by operation of law and Commission order. Nothing contained herein shall be construed to deny Shipper any rights it may have under the Natural Gas Act, including the right to participate fully in rate or other proceedings by intervention or otherwise to contest changes in rates in whole or in part.

6. INCORPORATION BY REFERENCE:

The provisions of Transporter's applicable Rate Schedule and the General Terms and Conditions of Transporter's FERC Gas Tariff are specifically incorporated herein by reference and made a part hereof.

7. NOTICES:

All notices can be given by telephone or other electronic means, however, such notices shall be confirmed in writing at the addresses below or through GEMStm. Shipper and Transporter may change the addresses below by written notice to the other without the necessity of amending this Agreement:

TRANSPORTER:

ANR PIPELINE COMPANY

500 Renaissance Center

Detroit, Michigan 48243
Attentions:	Gas Control (Nominations)
Volume Management (Statements)
Cash Control (Payments)
Customer Administration (All Other Matters)

SHIPPER:

NORTH SHORE GAS COMPANY

C/O PEOPLES GAS LIGHT & COKE

130 E RANDOLPH 22ND FLR

CHICAGO, IL 60601-6207
Attention:	JEROME SLECHTA
Telephone:	312-240-4362
Fax:	312-240-4211

INVOICES AND STATEMENTS:

NORTH SHORE GAS COMPANY

C/O PEOPLES GAS LIGHT & COKE

130 E RANDOLPH DR 23RD FLR

CHICAGO, IL 60601-6207
Attention:	Tom Smith
Telephone:	312-240-7692
Fax:	312-240-3865

NOMINATIONS:

NORTH SHORE GAS COMPANY

C/O PEOPLES GAS LIGHT & COKE

130 E RANDOLPH 22ND FLR

CHICAGO, IL 60601-6207
Attention:	JEROME SLECHTA
Telephone:	312-240-4362
Fax:	312-240-4211

ALL OTHER MATTERS:

NORTH SHORE GAS COMPANY

C/O PEOPLES GAS LIGHT & COKE

130 E RANDOLPH 22ND FLR

CHICAGO, IL 60601-6207
Attention:	JEROME SLECHTA
Telephone:	312-240-4362
Fax:	312-240-4211

8. FURTHER AGREEMENT:

A. For the period April 1, 2000 through March 31, 2003, the rates for transportation under this Agreement will be a reservation rate of $1.4452 per dth per month. These rates include Volumetric Buyout/Buydown, Dakota and Transition Cost Surcharges. In addition to the rates stated above, Shipper shall be charged the Minimum Commodity Rate, ACA and Transporter's Use ("Fuel") in accordance with Transporter's FERC Gas Tariff, which is subject to change from time to time. Shipper shall not be responsible for GRI surcharges unless and to the extent that Transporter is required by the FERC to collect such charges from all similarly situated Shippers and remit such charges to GRI.

B. If, for any reason, Transporter is prohibited from charging and/or collecting the revenues generated under this Agreement on the basis of the reservation and commodity rates set forth in Paragraph 8(A) above, then Transporter shall have the right to adjust (prospectively only) such reservation and/or commodity rates so as to enable Transporter to charge and collect the same level of revenues Transporter would have received as previously agreed between Transporter and Shipper.

C. From time to time, dependent upon Transporter's Use percents, the MDQ's and MSQ under this Agreement, ETS Agreement 3200, ETS Agreement No. 102498 and FSS Agreement No. 34150 will be adjusted to allow Shipper to deliver and store sufficient fuel quantities to effectuate a 50-day storage withdrawal quantity of 126,106 dth at the specified Delivery Points with no change in the total charges under these services.

D. All quantities associated with Secondary Receipt Points, Secondary Delivery Points and Secondary Routes under this Agreement will be at Maximum Tariff Rates plus all other applicable fees, surcharges and fuel.

E. Consistent with provisions of its Tariff, Transporter is willing to contract on Shipper's behalf for capacity required on third party transporters, or for other services to effectuate Shipper's receipt of gas on third party facilities and delivery of gas to Transporter's facilities.

Shipper has advised Transporter of its desire to have Transporter act in such a capacity.

Shipper agrees to pay all charges related to such third party transportation arrangements pursuant to Transporter's Tariff.

F. To the extent Shipper desires to utilize receipt/delivery points pursuant to Part 284 B (Section 311 of the NGPA and Section 284.102 of the Commission's regulations), Shipper must execute a separate agreement with Transporter and Shipper must also certify that the transportation of gas will be on behalf of either an "intrastate pipeline" or a "local distribution company".

9. OPERATIONAL FLOW ORDERS:

Shipper hereby guarantees to Transporter that each contract it has entered into in connection with the Gas to be transported under this Agreement contains a provision that permits Transporter to issue an effective Operational Flow Order pursuant to Section 8 of the General Terms and Conditions, of Transporter's FERC Gas Tariff.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective Officers or Representatives there unto duly authorized to be effective as of the date stated above.

SHIPPER: NORTH SHORE GAS COMPANY
By: /s/ William E. Morrow
Title: Executive Vice President
Date: July 13, 2000

TRANSPORTER: ANR PIPELINE COMPANY
By: /s/ John T. Donaldson, Jr.
Title: Vice President
Date: August 04, 2000

	Contract No:	104682
PRIMARY ROUTE EXHIBIT	Rate Schedule:	ETS
To Agreement Between	Contract Date:	Mar 09, 2000
ANR PIPELINE COMPANY (Transporter)	Amendment Date:
AND NORTH SHORE GAS COMPANY (Shipper)

Receipt	Delivery	Annual	Winter	Summer
Number	Number	MDQ	MDQ	MDQ
Name	Name	(DTH)	(DTH)	(DTH)

153808	3908	0	0	40000
ANRPL STORAGE FACILITIES	S. WOODSTOCK/NGPL (DEL)
FROM: Apr 01, 2000	TO: Mar 31, 2003